EXHIBIT (n)(1)

Consent of Independent Registered Public Accounting Firm

Prospect Capital Corporation
New York, New York

We hereby consent to the use in the Registration Statement on Form N-2 of our report dated August 28, 2017, relating to the consolidated financial statements of Prospect Capital Corporation, which is contained in this Registration Statement.

We also consent to the use of our report dated August 28, 2017, relating to the Senior Securities table on pages 86-88 of this Registration Statement, which is incorporated by reference into this Registration Statement.

/s/ BDO USA, LLP

BDO USA, LLP
New York, New York
October 20, 2017